Exhibit 4.7

AMENDMENT NO. 1 dated as of August 17, 2006 (this “Amendment”), to the Assignment and Indemnity Agreement (the “Assignment and Indemnity Agreement”) dated as of November 10, 1998, among Petróleos Mexicanos (“Pemex”); Pemex-Exploración y Producción; Pemex-Refinación; Pemex-Gas y Petroquímica Básica; Pemex-Petroquímica; and the Pemex Project Funding Master Trust (the “Trust”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Assignment and Indemnity Agreement.

WHEREAS, the Managing Trustee, the Delaware Trustee and Pemex have entered into the Trust Agreement pursuant to which the Trust has been formed for the benefit of Pemex;

WHEREAS, Pemex has requested that the Managing Trustee enter into Amendment No. 3 to the Trust Agreement dated the date hereof (“Amendment No. 3 to the Trust Agreement”) to provide that (a) the Trust may finance infrastructure projects of Pemex-Petroquímica, a decentralized public entity of the Federal Government of Mexico, provided that each such project is classified by the relevant governmental bodies in Mexico as eligible for treatment as a Proyecto de Infraestructura Productiva de Largo Plazo (Long-Term Productive Infrastructure Project) formerly known as Proyecto de Impacto Diferido en el Registro del Gasto (Investment Project with Deferred Impact on the Expense Register) or “PIDIREGAS” under Article 18 of the Ley General de Deuda Pública (General Law of Public Debt) (or any successor provision) of Mexico and Article 32 of the Ley Federal de Presupuesto y Responsabilidad Hacendaria (Federal Law of Budget and Fiscal Accountability) (or any successor provision) of Mexico and (b) a Pemex Subsidiary may assign to the Trust pursuant to the terms of an Assignment Certificate issued under the Assignment and Indemnity Agreement, and the Trust may directly pay, certain expenditures of a Pemex Subsidiary that qualify as PIDIREGAS expenditures under laws referred to in clause (a) above; and

WHEREAS, Pemex, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica desire to amend the Assignment and Indemnity Agreement to add Pemex-Petroquímica as a party thereto and to effect corresponding changes to those that are contemplated by Amendment No. 3 to the Trust Agreement, and Section 5.1 of the Assignment and Indemnity Agreement provides that the Assignment and Indemnity Agreement may be amended by a written instrument signed by each of the parties to such agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Amendments to Introductory Paragraph and Recitals. (a) The parenthetical expression “(collectively, the “Pemex Subsidiaries”)” is hereby deleted from the introductory paragraph of the Assignment and Indemnity Agreement.

(b) The words “under Qualified Contracts” are hereby deleted from the second Recital of the Assignment and Indemnity Agreement.

SECTION 2. Amendments to Article 1, Definitions and Construction. The following definitions are hereby amended and restated in their entirety to read as follows:

“Assignment Certificate” means a certificate substantially in the form of Annex A-1 or Annex A-2 delivered to the Managing Trustee by Pemex and a Contracting Subsidiary pursuant to Article 2.1 assigning to the Trust the Designated Obligations specified therein.

“Contracting Subsidiary” means (i) with respect to a Designated Obligation under a Qualified Contract, the Pemex Subsidiary that is a party to such Qualified Contract and that executes an Assignment Certificate in the form of Annex A-1 relating thereto and (ii) with respect to any other Designated Obligation, the Pemex Subsidiary that has assigned such Designated Obligation to the Trust by executing the related Assignment Certificate in the form of Annex A-2.

“Designated Obligation” means (i) each payment obligation or set of payment obligations under a Qualified Contract that is assigned by a Contracting Subsidiary to the Trust pursuant to the terms of this Agreement and the applicable Assignment Certificate and (ii) each payment obligation or set of payment obligations of a Contracting Subsidiary (A) that qualifies as a PIDIREGAS expenditure under Article 18 of the Ley General de Deuda Pública (General Law of Public Debt) (or any successor provision) of Mexico and Article 32 of the Ley Federal de Presupuesto y Responsabilidad Hacendaria (Federal Law of Budget and Fiscal Accountability) (or any successor provision) of Mexico and (B) is assigned by such Contracting Subsidiary to the Trust pursuant to the terms of this Agreement and the applicable Assignment Certificate.

“Designated Obligation Payment Instruction” means a written or electronically transmitted instruction issued by Pemex or a Contracting Subsidiary to the Managing Trustee directing the Trust to pay a Designated Obligation or Reimbursable Expense, and which (i) sets forth the payee, date, time, amount, currency, manner and place of such payment, (ii) is executed by an Authorized Officer of such Contracting Subsidiary or Pemex, and (iii) has attached to it (1) in the case of a Designated Obligation of the type described in clause (i) of the definition of such term, the corresponding invoice issued under the applicable Qualified Contract or (2) in the case of (A) a Designated Obligation of the type described in clause (ii) of the definition of such term or (B) a Reimbursable Expense, documentation sufficient to reflect the nature and amount of such Designated Obligation or Reimbursable Expense, as the case may be.

“Pemex Subsidiary” means any of Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex-Petroquímica.

“Qualified Contract” means each public works, acquisition, lease or service contract entered into by a Pemex Subsidiary pursuant to the Ley de Adquisiciones, Arrendamientos y Servicios del Sector Público (Law of Acquisitions, Leases, and Services of the Public Sector) of Mexico, as amended from time to time, or the Ley de Obras Públicas y Servicios Relacionados con las Mismas (Law of Public Works and Related Services) of Mexico, as amended from time to time, in connection with an infrastructure project classified by the relevant governmental bodies in Mexico as eligible for treatment as a Proyecto de Infraestructura Productiva de Largo Plazo (Long-Term Productive Infrastructure Project) or “PIDIREGAS” under Article 18 of the Ley General de Deuda Pública (General Law of Public Debt) (or any successor provision) of Mexico and Article 32 of the Ley Federal de Presupuesto y Responsabilidad Hacendaria (Federal Law of Budget and Fiscal Accountability) (or any successor provision) of Mexico, the payment obligations under which are assigned by such Pemex Subsidiary to the Trust pursuant to the terms of an Assignment Certificate issued under the Assignment and Indemnity Agreement.

“Trust Agreement” means that certain Trust Agreement entered into on November 10, 1998, by and among the Managing Trustee and the Delaware Trustee, as Trustees, and Pemex, as sole beneficiary, as amended by Amendments Nos. 1, 2 and 3 thereto and as further amended from time to time in accordance with the provisions thereof.

SECTION 3. Amendment of Section 2.1, Delivery of Assignment Certificates. The second sentence of Section 2.1 of the Assignment and Indemnity Agreement is hereby amended and restated in its entirety to read as follows:

Each such Assignment Certificate shall (i) (A) if such Assignment Certificate relates to Designated Obligations of the type described in clause (i) of the definition of such term, identify a Qualified Contract executed by such Contracting Subsidiary and specify the Designated Obligations arising thereunder that are assigned to the Trust hereunder or (B) if such Assignment Certificate relates to Designated Obligations of the type described in clause (ii) of the definition of such term, specify the Designated Obligations that are assigned to the Trust hereunder and certify that such Designated Obligations qualify as PIDIREGAS expenditures under Article 18 of the Ley General de Deuda Pública (General Law of Public Debt) (or any successor provision) of Mexico and Article 32 of the Ley Federal de Presupuesto y Responsabilidad Hacendaria (Federal Law of Budget and Fiscal Accountability) (or any successor provision) of Mexico and (ii) be executed by an Authorized Officer of Pemex and an Authorized Officer of such Contracting Subsidiary.

SECTION 4. Amendment of Section 5.3, Notices. (a) The introductory clause of Section 5.3(a) is hereby amended and restated in its entirety to read as follows:

All notices, requests and other communications to or upon any party under this Agreement shall be in writing, and shall be effective upon receipt when addressed and delivered as follows (or to such place and by such means as Pemex, the applicable Pemex Subsidiary or the Managing Trustee may designate in writing to the other parties hereto):

(b) The following addresses for notices to the parties hereto are hereby amended and restated in their entirety to read as follows:

Petróleos Mexicanos

Petróleos Mexicanos

Marina Nacional 329

Torre Ejecutiva, Piso 32

Colonia Huasteca

Del. Miguel Hidalgo

México, D.F., 11311

Attention:	Gerencia de Financiamientos y Análisis de Mercado.
Telephone:	(55) 1944-9274
Fax:	(55) 1944-9703

Pemex-Exploración y Producción

Marina Nacional 329

Torre Ejecutiva, Piso 41

Colonia Huasteca

Del. Miguel Hidalgo

México, D.F., 11311

Attention:	Dirección General.
Telephone:	(55) 1944-8965
Fax:	(55) 1944-2802

Pemex-Refinación

Marina Nacional 329

Torre Ejecutiva, Piso 40

Colonia Huasteca

Del. Miguel Hidalgo

México, D.F., 11311

Attention:	Dirección General.
Telephone:	(55) 1944-8896
Fax:	(55) 1944-9341

Pemex-Gas y Petroquímica Básica

Marina Nacional 329

Torre Ejecutiva, Piso 17

Colonia Huasteca

Del. Miguel Hidalgo

México, D.F., 11311

Attention:	Dirección General.
Telephone:	(55) 1944-5685
Fax:	(55) 1944-5695

Pemex-Petroquímica

Marina Nacional 329

Torre Ejecutiva, Piso 27

Colonia Huasteca

Del. Miguel Hidalgo

México, D.F., 11311

Attention:	Dirección General.
Telephone:	(55) 1944-9726
Fax:	(55) 1944-9762

SECTION 5. Amendment of Annexes. (a) Annex A to the Assignment and Indemnity Agreement is hereby renamed “Annex A-1” and is hereby replaced with new Annex A-1 attached hereto.

(b) A new Annex A-2, in the form attached hereto as Annex A-2, is hereby added to the Assignment and Indemnity Agreement after Annex A-1.

SECTION 6. Assumption of Obligations by Pemex-Petroquímica. Upon execution and delivery of this Amendment, Pemex-Petroquímica hereby agrees to be bound by all the provisions of the Assignment and Indemnity Agreement, as amended hereby, as if it had originally been named a party thereto.

SECTION 7. Effectiveness. This Amendment shall become effective upon the date of the receipt of the written consent to this Amendment from the Japan Bank for International Cooperation.

SECTION 8. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, except that the authorization and execution of this Amendment by Pemex and the Pemex Subsidiaries shall be governed by the laws of Mexico.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

SECTION 10. Amendment. Except as specifically amended or modified hereby, the Assignment and Indemnity Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Assignment and Indemnity Agreement shall, on and after the date hereof, be deemed to refer to the Assignment and Indemnity Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the date first above written.

PEMEX PROJECT FUNDING MASTER TRUST
by
THE BANK OF NEW YORK, not in its individual capacity, but solely as Managing Trustee

By:	/s/ James Fevola
Name: James Fevola
Title: Vice President

PETRÓLEOS MEXICANOS

By:	/s/ Juan José Suárez Coppel
Name: Juan José Suárez Coppel
Title: Chief Financial Officer

PEMEX-EXPLORACIÓN Y PRODUCCIÓN

By:	/s/ Carlos A. Morales Gil
Name: Carlos A. Morales Gil
Title: Director General

PEMEX-REFINACIÓN

By:	/s/ Ing. Miguel Tame Domínguez
Name: Ing. Miguel Tame Domínguez
Title: Director General

PEMEX-GAS Y PETROQUÍMICA BÁSICA

By:	/s/ Roberto Ramírez Soberón
Name: Roberto Ramírez Soberón
Title: Director General

PEMEX-REFINACIÓN

By:	/s/ Rafael Beverido Lomelín
Name: Rafael Beverido Lomelín
Title: Managing Director

ANNEX A-1

FORM OF ASSIGNMENT CERTIFICATE

Reference is made to the Assignment and Indemnity Agreement, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica, Pemex-Petroquímica and The Bank of New York, not in its individual capacity but solely as Managing Trustee of the Pemex Project Funding Master Trust, dated as of November 10, 1998 (as amended from time to time, the “Agreement”). Terms capitalized but not defined herein shall have the meanings given to them in the Agreement. This Assignment Certificate is delivered pursuant to Section 2.1(i)(A) of the Agreement and relates to the following:

Contracting Subsidiary:

Qualified Contract:

Contractor:

Designated Obligations:

Payment Date—Payment Event                                                                  Payment Currency and Amount

PETRÓLEOS MEXICANOS

By:
Name:
Title:

[CONTRACTING SUBSIDIARY]

By:
Name:
Title:

ANNEX A-2

FORM OF ASSIGNMENT CERTIFICATE

Reference is made to the Assignment and Indemnity Agreement, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica, Pemex-Petroquímica and The Bank of New York, not in its individual capacity but solely as Managing Trustee of the Pemex Project Funding Master Trust, dated as of November 10, 1998 (as amended from time to time, the “Agreement”). Terms capitalized but not defined herein shall have the meanings given to them in the Agreement. This Assignment Certificate is delivered pursuant to Section 2.1(i)(B) of the Agreement and relates to the following:

Period covered	Project No.	Project	Designated Obligation (Amount and Currency)

The above Designated Obligation[s] qualify as PIDIREGAS expenditures under Article 18 of the Ley General de Deuda Pública (General Law of Public Debt) of Mexico and Article 32 of the Ley Federal de Presupuesto y Responsabilidad Hacendaria (Federal Law of Budget and Fiscal Accountability) of Mexico.

PETRÓLEOS MEXICANOS

By:
Name: Title:

[CONTRACTING SUBSIDIARY]

By:
Name: Title: